AMENDED AND RESTATED BYLAWS
OF
FIRST NIAGARA FINANCIAL GROUP, INC
ARTICLE I – STOCKHOLDERS
Section 1.    Annual Meeting. The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix or may not be held at any place, but may instead be held solely by means of remote communication, as may be designated by the Board of Directors from time to time.
Section 2.    Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the Board of Directors at such place, on such date and at such time as the persons calling the meeting shall determine or may not be held at any place, but may instead be held by means of remote communication, as may be stated in the notice of meeting.
Section 3.    Notice of Meetings. Written notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, unless otherwise provided by law, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. In addition, if stockholders have consented to receive notices by a form of electronic transmission, then such notice, by facsimile telecommunication, or by electronic mail, shall be deemed to be given when directed to a number or an electronic mail address, respectively, at which the stockholder has consented to receive notice. If such notice is transmitted by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed to be given upon the later of (i) such posting, and (ii) the giving of such separate notice. If such notice is transmitted by any other form of electronic transmission, such notice shall be deemed to be given when directed to the stockholder. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form through an automated process. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 233 of the Delaware General Corporation Law.

Section 4.    Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place and notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Section 5.    Quorum. At any meeting of the stockholders, the holders of a majority of the outstanding shares of the stock entitled to vote on a matter at the meeting, present in person or by proxy (after giving effect to the Article FOURTH of the Corporation’s Certificate of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.
If a notice of any adjourned meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then provided at least one-third of the shares entitled to vote are present in person or by proxy, those present at such adjourned meeting shall constitute a quorum, and, except as otherwise provided by these bylaws or by law, all matters shall be determined by a majority of the votes cast at such meeting.
Section 6.    Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, the Chief Executive Officer or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
Section 7.    Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 8.    Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Voting at meetings need not be by written ballot.
Except as may be otherwise required by the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” a nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of votes cast (instead of by votes cast “for” or “against” a nominee) at any meeting at which a quorum is present for which (i) the Secretary of the Corporation receives a notice pursuant to these bylaws that a stockholder intends to nominate a director or directors and (ii) such proposed nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.
Section 9.    Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify all votes and ballots.
Section 10.    Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders shall also be open to examination by any stockholder at the meeting (and for the duration thereof) as required by applicable law. Except as otherwise provided by law, the identity of stockholders entitled to examine the list of stockholders required by this Section 10 or to vote in person or by proxy at any meeting of stockholders shall be conclusively determined by reference to the stock ledger.
Section 11.    Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.
(a)    The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 11.
(b)    For any matter to be brought properly before an annual meeting of stockholders, the matter must be (i) specified in the notice of the annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting by a stockholder who is a stockholder of record of the Corporation on the date the notice provided for in this Section 11 is delivered to the Secretary of the Corporation, who is entitled to vote at the annual meeting and who complies with the procedures set forth in this Section 11. In addition to any other requirements under applicable law and the Corporation’s Certificate of Incorporation and By-laws of the Corporation, written notice (the “Stockholder Notice”) of any nomination or other proposal must be timely and any proposal, other than a nomination, must constitute a proper matter for stockholder action. To be timely, the Stockholder Notice must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. A Stockholder Notice must contain the following information: (i) whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the stockholder or such beneficial holder in the Corporation or the matter the Stockholder Notice relates to, and the details thereof, including the name of such other person (the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”), (ii) the name and address of all Interested Persons, (iii) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Corporation or any of its subsidiaries held by all Interested Persons, (iv) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the Stockholder Notice by or for the benefit of any Interested Person with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof, and (v) a representation that the stockholder is a holder of record of stock of the Corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the Stockholder Notice. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934. The Stockholder Notice shall be updated not later than 10 days after the record date for the determination of stockholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date. Any Stockholder Notice relating to the nomination of directors must also contain (i) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any successor regulation), (ii) each nominee’s signed consent to serve as a director of the Corporation if elected, and (iii) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation). The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board of Directors under the various rules and standards applicable to the Corporation. Any Stockholder Notice with respect to a matter other than the nomination of directors must contain (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders and (ii) a brief written statement of the reasons why such stockholder favors the proposal.
Notwithstanding anything in this Section 11(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

(c)    For any matter to be brought properly before a special meeting of stockholders, the matter must be set forth in the Corporation’s notice of the meeting given by or at the direction of the Board of Directors. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of the meeting, if the Stockholder Notice required by Section 11(b) hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.
(d)    For purposes of this Section 11, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.
(e)    Only persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible for election as directors of the Corporation. In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 11. This Section 11 shall not apply to stockholders proposals required to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act.
(f)    The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 11 and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 11, if the stockholder or a qualified representative of the stockholder does not appear at the annual or special meeting of stockholders of the Corporation to present any such nomination, or make any such proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
ARTICLE II.    BOARD OF DIRECTORS
Section 1.    General Powers, Number and Term of Office. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The number of Directors shall be such number as the Board of Directors shall from time to time by resolution so designate. The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings. At its option, the Board may also annually elect a Vice Chairman of the Board from among its members, who shall have such authorities and responsibilities as determined by the Board.

The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall hold office for the term set forth in Article SIXTH of the Corporation’s Certificate of Incorporation.
Section 2.    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of preferred stock, and unless the Board of Directors otherwise determines, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.
Section 3.    Regular Meetings. Each regular meetings of the Board of Directors shall be held at such place, on such date, and at such time as shall have been established by the Board of Directors and provided to all Directors. A notice of each regular meeting shall not be required.
Section 4.    Special Meetings. Special meetings of the Board of Directors may be called by one-third of the Directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board and shall be held at such place, on such date, and at such time as he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice not less than two (2) days before the meeting or by e-mailing, faxing or by telephoning of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at a special meeting.
Section 5.    Quorum. At any meeting of the Board of Directors, a majority of the directors in office at the time shall constitute a quorum for all purposes, provided at least one-third of the total number of directors are present. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
Section 6.    Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 7.    Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8.    Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.
ARTICLE III.    COMMITTEES
Section 1.    Committees of the Board of Directors. The Board of Directors may from time-to-time designate committees of the Board with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, (ii) adopting, amending or repealing these bylaws or (iii) indemnifying directors. Each committee shall adopt a formal written charter which it shall review and reassess on an annual basis, which charters shall be available to the stockholders of the Corporation. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 2.    Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members, a majority of which shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.
ARTICLE IV.    OFFICERS
Section 1.    Generally. (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders, shall choose a Chief Executive Officer, a President, one or more Vice Presidents, and a Secretary and from time to time may choose such other Officers as it may deem proper. Any number of offices may be held by the same person.

(b)    The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen, but any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors.
(c)    All Officers chosen by the Board of Directors shall each have such powers and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board and any committees in a book to be kept for that purpose.
Section 2.    Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any Officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to, any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE V.    STOCK
Section 1.    Certificates of Stock. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 2.    Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
Section 3.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 4.    Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 5.    Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI.    NOTICES
Section 1.    Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the U.S. mails, postage prepaid, or by sending such notice by facsimile or electronic transmission or by courier. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile or electronic transmission or other courier, shall be the time of the giving of the notice.
Section 2.    Waivers. A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII.    MISCELLANEOUS
Section 1.    Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
Section 2.    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or an assistant to the Chief Financial Officer.
Section 3.    Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 4.    Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 5.    Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE VIII.    AMENDMENT
The Board of Directors may amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change is given not less than two days prior to the meeting. The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders, provided notice of the proposed change was given in the Notice of the Meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock Designation or these Bylaws, the affirmative votes of the holders of at least 80% of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.
Amended and Restated as of December 8, 2015